As filed with the Securities and Exchange Commission on October 16, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement under the Securities Act of 1933

JOE’S JEANS INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2928178
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

5901 South Eastern Avenue

Commerce, CA 90040

 (Address, including zip code, of principal executive offices)

Joe’s Jeans Inc.

2004 Stock Incentive Plan

(Full title of the plan)

Marc B. Crossman

Chief Executive Officer

Joe’s Jeans Inc.

5901 South Eastern Avenue

Commerce, CA 90040

(323) 837-3700

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.10 per share	4,000,000 shares (1)	$1.61	(2)	$6,438,820	(2)	$197.67

(1)           Issuable upon stock awards to be granted or upon exercise of options granted or to be granted under the Joe’s Jeans Inc. 2004 Stock Incentive Plan, or the Plan. Pursuant to Rule 416(a), this Registration Statement on Form S-8, or this Registration Statement, shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Pursuant to Rule 457(c) and (h)(1), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for stock awards and options that may be issued under the Plan to acquire up to 4,000,000 shares of common stock, par value $0.10 per share, or Common Stock, are estimated solely for purposes of calculating the registration fee and are based on, (a) for 3,940,990 shares of Common Stock issuable upon exercise of options or restricted stock that have not yet been granted, the average of the high and low prices of Joe’s Jeans Inc.’s Common Stock of $1.61 per share as quoted on the NASDAQ Capital Market for October 12, 2007; and (b) for 59,010 shares of Common Stock issuable upon exercise of options or restricted stock that have been granted, the price of $1.59 per share.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 4,000,000 shares of Common Stock of the Plan. Shares of Common Stock were previously registered for issuance under the Plan on Form S-8 Registration No. 333-117755 filed with the Securities and Exchange Commission on or about July 29, 2004 and Form S-8 Registration No. 333-126544 filed with the Securities and Exchange Commission on or about July 12, 2005. Pursuant to General Instruction E and except as set forth below, the contents of the Registrant’s Form S-8 Registration Statements No. 333-117755 and 333-126544 are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.                Interests of Named Experts and Counsel.

An opinion stating that the Common Stock registered under this Registration Statement, when issued in accordance with the provisions of the Plan, will be valid and binding obligations of Joe’s Jeans Inc., or Joe’s Jeans, was rendered on October 16, 2007, by Dustin A. Huffine, Esq., General Counsel of Joe’s Jeans. Mr. Huffine beneficially owns 8,050 shares of common stock held for his personal account and options to purchase 100,000 (including shares exercisable within 60 days of the date of this Registration Statement) of our common stock pursuant to the Plan and is eligible to receive stock awards and options under the Plan.

Item 8.                Exhibits.

Exhibit No.	Description of Exhibit

4.1	Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to a Current Report on Form 8-K filed on October 15, 2007)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8, File No. 33-71576, filed on November 12, 1993)

5	Opinion of Dustin A. Huffine, Esq. *

23.1	Consent of Dustin A. Huffine, Esq. (included in Exhibit 5 hereto)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

24	Power of Attorney (included in the signature page of this Registration Statement)*

99	Joe’s Jeans Inc. 2004 Stock Incentive Plan (incorporated by reference to the Proxy Statement filed on September 5, 2007)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on the 16th day of October, 2007.

JOE’S JEANS INC.

By:	/s/ Marc B. Crossman
Marc B. Crossman
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Marc B. Crossman as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Marc B. Crossman	President, Chief Executive Officer	October 15, 2007
Marc B. Crossman	(Principal Executive Officer)
and Director

/s/ Hamish Sandhu	Chief Financial Officer	October 15, 2007
Hamish Sandhu	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Samuel J. Furrow	Chairman of the Board	October 15, 2007
Samuel J. Furrow	and Director

/s/ Kelly Hoffman	Director	October 15, 2007
Kelly Hoffman

/s/ Tom O’Riordan	Director	October 15, 2007
Tom O’Riordan

/s/ Suhail Rizvi	Director	October 15, 2007
Suhail Rizvi

/s/ Kent Savage	Director	October 15, 2007
Kent Savage

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on October 15, 2007)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 4.2 to Innovo Group’s Registration Statement on Form S-8, File No. 33-71576, filed on November 12, 1993)

5	Opinion of Dustin A. Huffine, Esq. *

23.1	Consent of Dustin A. Huffine, Esq. (included in Exhibit 5 hereto)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

24	Power of Attorney (included in the signature page of this Registration Statement)*

99	Joe’s Jeans Inc. 2004 Stock Incentive Plan (incorporated by reference to the Proxy Statement filed on September 5, 2007)

* Filed herewith.